Exhibit 14.1

Exhibit 14.1 FTI Consulting, Inc. Code of Ethics and Business Conduct

A Letter from Our President and CEO, Steven H. Gunby Dear Colleagues, Over the last 40 plus years, FTI Consulting has grown to become a market-leading global consulting firm by serving as a trusted advisor to our clients in both good and bad times. As trusted advisors, our clients look to us to protect their interests with unquestionable integrity. Our Code of Ethics and Business Conduct is designed to help us meet this expectation. This Code reflects our corporate values, outlines our collective intentions with respect to how we conduct global business activities and addresses important laws and policies that apply to our day-to-day interactions with key constituents. Direct and honest communications and behavior are critical to the success of our firm. By committing to those behaviors and following this Code, we will continue to protect and strengthen our reputation. I urge each of you to familiarize yourself with the elements of this document. It may not address every situation you encounter, but it will help you make the right decisions. If you are not sure how the Code applies to a particular circumstance, or if you see something that you believe violates this Code, I encourage you to contact our Chief Risk & Compliance Officer, our General Counsel or our Human Resources Department. You will never be punished or retaliated against for making an honest, accurate report of your suspicions or concerns. It is an honor to be a part of this terrific group of individuals, a group that aspires to enhance our Company’s reputation each and every day. I look forward to working with each of you as we continue to strengthen our firm’s legacy as an unparalleled business partner. Sincerely, Steven H. Gunby President and CEO FTI Consulting, Inc. 2 FTI Consulting, Inc. CODE OF ETHICS AND BUSINESS CONDUCT | SEPTEMBER 26, 2024

Contents A Letter from Our President and CEO, Steven H. Gunby 2 FTI Consulting, Inc. Core Values 4 Introduction to Our Code of Ethics and Business Conduct 6 Getting to Know Our Code 7 Scope of Our Code 7 Complying with Our Code, Laws and Regulations 7 Notice of Employee Rights 8 Our Responsibilities Under the Code 9 Understanding Our Shared Responsibilities 10 Accepting Additional Responsibilities as Managers 10 Addressing Our Questions and Concerns 11 Seeking Advice and Making Reports 12 Investigations of Reports 12 No Retaliation at FTI Consulting 12 Notice of Whistleblower Rights of Employees 13 Consequences 13 Respect for Our Colleagues 14 Diversity 15 Equal Opportunity and Nondiscrimination 15 Harassment 15 Workplace Relationships 16 Upholding Human Rights 16 Substance Abuse 17 Violence 17 Pornography 17 Serving Our Clients and Business Partners 18 Providing Consistent, Quality Services 19 Protecting Confidential Information and Observing Careful Communications Practices 20 Complying with Data Protection Laws 21 Protecting Personal Employee Information 21 Preserving Third-Party Information 21 Protecting FTI Consulting’s Confidential Information 22 Prohibition Against Trading on Inside Information 22 Coordinating Our Corporate Communications 23 Social Media 23 Identifying and Disclosing Personal Conflicts of Interest 25 Financial Interests 26 Offering and Accepting Gifts and Entertainment 26 Outside Business Activities 28 Business with Friends and Family Members 28 Corporate Opportunities 29 Personal Use of Corporate Property and Corporate Information 29 Complying with Laws 30 Anti-Corruption Laws 31 Abiding by Competition Laws 31 Abiding by Economic Sanctions Laws 31 Abiding by Anti-Boycott Laws 32 Preventing Money Laundering and Terrorist Financing 32 Abiding by Export Control Laws 33 Respect for Our Stockholders and the Public 34 Protecting Against Fraud and Theft 35 Truthful and Accurate Reporting 35 Records Management and Document Retention 36 Protecting FTI Consulting Assets and Property 37 Proper Expenditures 38 Protecting Intellectual Property 38 Using FTI Consulting Technology Resources 39 Our Role in the Community 40 Charitable Contributions 41 Political Contributions and Campaigning 41 Lobbying 41 Employing Sustainable Practices 41 Waivers and Amendments of Our Code 42 3 FTI Consulting, Inc. CODE OF ETHICS AND BUSINESS CONDUCT | SEPTEMBER 26, 2024

FTI Consulting, Inc. Core Values 4 FTI Consulting, Inc. CODE OF ETHICS AND BUSINESS CONDUCT | SEPTEMBER 26, 2024

Since its founding, FTI Consulting has dedicated itself to providing its clients with market-leading management consulting advisory services, performed in accordance with the highest ethical standards. By consistently delivering sophisticated and innovative solutions to the challenging and complex issues that impact enterprise value, FTI Consulting has earned its reputation as a premier consulting firm. FTI Consulting’s institutional reputation relates directly to in the public sector, depends in large measure on our our individual commitment to professional responsibility adherence to the highest standards of professionalism, as well as professional excellence. Our continued status as independent judgment, expert advice and accountability. a trusted and respected advisor to the business community These bedrocks of our corporate culture are reflected in our and the law firms that serve it, as well as to institutions Company values. Our culture at FTI Consulting is captured through the articulation of our common values: Integrity, Creativity, Achievement, Respect, Empathy. — Integrity Reflects a broad agreement that the people we work with are trustworthy, ethical and value long-term success over short-term gain. — Creativity Reflects the ideas of innovation and measured risk-taking for the firm, as well as anticipating future client needs and doing the right thing for clients every day. — Achievement Reflects authenticity that our values include not just who we are and how we act, but what we achieve for our clients and our teams. — Respect Reflects the basics of professionalism, such as disagreeing with ideas and not people, and taking continued steps to make our workplace more inclusive. — Empathy Reflects a shared recognition that all FTI Consulting employees are human beings with feelings and lives outside of work, and human connectivity motivates all of us and makes FTI Consulting a special place to work. 5 FTI Consulting, Inc. CODE OF ETHICS AND BUSINESS CONDUCT | SEPTEMBER 26, 2024

Introduction to Our Code of Ethics and Business Conduct 6 FTI Consulting, Inc. CODE OF ETHICS AND BUSINESS CONDUCT | SEPTEMBER 26, 2024

Getting to Know Our Code While working at FTI Consulting, Inc. and its subsidiary companies and affiliates (“FTI Consulting” or our “Company”), all of us are expected to perform our work with integrity, honesty and purpose. These principles are reflected in this Code of Ethics and Business Conduct (our “Code”). Our Code, as well as other FTI Consulting policies and procedures, should be followed at all times, wherever we do business or interact with the public or our colleagues. Our Code is a guide for making sound decisions in complex situations. It provides information, support and resources to help us act ethically and comply with the laws and regulations that affect our business. Our conduct is the foundation of our reputation, and our individual business decisions help us to maintain the trust we have built with our clients and other stakeholders. For this reason, we have a continuing responsibility to understand and comply with our Code and other Company polices, and seek guidance where appropriate. Our Company also encourages us to report violations that we observe or believe in good faith have occurred. If you are ever unsure whether an action or decision is ethical and acceptable under our Code, ask yourself: — Am I adhering to the spirit and meaning of all applicable laws, regulations and our Code and Company policies? — Do my actions reflect the highest standards of honesty, integrity and accountability? — Is my decision responsible and in furtherance of long- and short-term Company goals? — Are my actions explainable and justifiable to my colleagues, managers, senior management, clients and other stakeholders? If the answer to any of the above questions is not a resounding “Yes,” you should reconsider your proposed course of action and seek guidance. Similarly, if the answer to any of the below questions is anything other than a resounding “No,” you should stop immediately. — Would I be embarrassed if my actions were reported publicly? — Would FTI Consulting suffer any potentially negative consequences due to my actions? Scope of Our Code FTI Consulting’s reputation and continued success depend on our integrity and accountability, as individuals and as an institution. For this reason, our Code applies to all FTI Consulting personnel, including all worldwide employees, members, officers and outside directors (collectively known as “personnel”). Our Company also expects all agents, vendors, contractors, consultants, business partners and all third-party representatives to uphold similar standards when working with our clients and representing our Company around the world. In short, we must all live up to the ethical standards outlined in our Code. Complying with Our Code, Laws and Regulations FTI Consulting conducts business in many countries throughout the world. As a global organization, we must know and follow the laws and regulations that apply to our work in all locations where we operate. Because we are a publicly traded company based in the United States, United States laws govern our business operations and conduct. However, the global reach of our business means we are subject to the laws of other countries as well. If you ever have a question about which legal standard to follow, seek guidance from FTI Consulting’s Legal department before taking action. 7 FTI Consulting, Inc. CODE OF ETHICS AND BUSINESS CONDUCT | SEPTEMBER 26, 2024

FTI Consulting will use all reasonable means to prevent and immediately halt the occurrence of conduct that violates our Code. Anyone who directly or indirectly performs, facilitates, condones or approves of any illegal or unethical conduct may be subject to disciplinary measures, consistent with applicable laws and regulations. Notice of Employee Rights Nothing in this Code and related policies is intended to or shall prohibit any non-supervisory employee from discussing the employee’s wages or terms and conditions of employment with any other individual, entity, union or governmental agency or from engaging in any conduct protected by Section 7 of the U.S. National Labor Relations Act or other applicable labor law including the right to organize a union, form, join or assist a union, take action with one or more co-workers to improve working conditions, strike, wear union apparel in the workplace or choose not to engage in any of these activities and an employee will not be subject to disciplinary action or other adverse employment action for engaging in such protected activity. 8 FTI Consulting, Inc. CODE OF ETHICS AND BUSINESS CONDUCT | SEPTEMBER 26, 2024

Our Responsibilities Under the Code 9 FTI Consulting, Inc. CODE OF ETHICS AND BUSINESS CONDUCT | SEPTEMBER 26, 2024

Understanding Our Shared Responsibilities We are all expected to read, understand, stay apprised of and comply with our Code, all other Company policies and all applicable laws and regulations. Keep in mind that this Code reflects general principles to guide us in making ethical decisions. It is not intended to address every situation that may arise, and we must therefore adhere to both the letter of the Code and its spirit. In situations where customary conduct is at odds with our Code, other Company policies or applicable local laws or regulations, we must comply with the more stringent standard. Any violation of law or regulations will also be considered a violation of our Code. If you have questions, or if you are unsure of which rule to follow, you may seek guidance from your manager, segment or region leader, the Compliance department or the Legal department. For your convenience, the Code contains references to many, but not all, policies that are available on our Company’s public website or FTI Consulting’s intranet site, Atlas. We all should refer to these resources in the first instance, and you are encouraged to ask questions and seek additional guidance as noted above. Accepting Additional Responsibilities as Managers Holding a management position at FTI Consulting means accepting an additional set of responsibilities. Our managers, at all levels, are expected to demonstrate a strong commitment to professionalism and to lead by example. If you are a manager, you must: — Act as a role model to inspire ethical conduct and compliance by others. — Ensure that all of your direct reports understand their responsibilities under this Code. — Create an “open-door” environment where your direct reports and other FTI Consulting colleagues feel comfortable asking questions or making reports. — Encourage your colleagues to voice their opinions and concerns about Company policies and internal practices. — When your direct reports or other colleagues raise a concern, escalate it appropriately. — Consider professionalism and accountability to be an integral part of the performance evaluations of your direct reports. — Supervise your direct reports to ensure compliance with this Code, other Company policies and procedures and applicable laws and regulations. As a manager, you must also ensure that individuals who voice their opinion or make reports are informed of FTI Consulting’s non-retaliation policy. Further, take appropriate action if you witness an act of retaliation or suspect one has occurred, and report such conduct immediately to your manager, segment or region leader or FTI Consulting’s Compliance department. 10 FTI Consulting, Inc. CODE OF ETHICS AND BUSINESS CONDUCT | SEPTEMBER 26, 2024

Addressing Our Questions and Concerns 11 FTI Consulting, Inc. CODE OF ETHICS AND BUSINESS CONDUCT | SEPTEMBER 26, 2024

Seeking Advice and Making Reports If you become aware of an actual or potential violation of this Code, another corporate policy or any applicable law or regulation, you are strongly encouraged to report it promptly (managers are required to do so), where allowed by applicable law. Making such a report may allow FTI Consulting to manage the consequences of any illegal or unethical act before it becomes a bigger issue. It can also stop a situation from escalating. In addition, timely reporting helps FTI Consulting to assess the operation of its risk management programs and procedures and to prevent future misconduct. You can ask questions or raise concerns in several ways: — Your manager — Our Human Resources department — Our Compliance department — Our Legal department — The FTI Consulting Integrity Helpline by: — Calling the helpline. In the U.S. call 1-866-294-3576. From all other locations please visit the helpline website to see a list of free telephone numbers or visit www.fticonsulting.ethicspoint.com and follow the link; or — Completing a form to submit a report www.fticonsulting.ethicspoint.com. The Helpline is staffed by an outside company and is available 24 hours a day, seven days a week. Reports to the Helpline may be made on a confidential or anonymous basis where local law allows, and the information will be relayed to FTI Consulting for further investigation. Please note, however, that it may be more difficult for our Company to thoroughly investigate reports that are made anonymously. For this reason, you are encouraged to share your identity when making a report. See also FTI Consulting’s Whistleblower Policy Investigations of Reports We are each expected to cooperate fully in any internal or external investigation. Our Company will treat reported information in a confidential manner to the extent permitted by local laws and consistent with good business practices, and will always uphold our commitment to our non-retaliation policy. When making an internal report, you can also expect the following: — Your report will be handled promptly. — Your report will be verified for accuracy and completeness. — You may receive follow-up communications requesting additional information or confirmation that action has been taken. Please refrain from conducting your own investigation. Such actions could compromise the integrity of our Company’s investigation. Any unauthorized investigation is strongly discouraged and may result in disciplinary action. If you are asked to participate in any investigation other than by Human Resources, the Compliance department or the Legal department of FTI Consulting, whether internal or external, you must contact FTI Consulting’s General Counsel immediately. No Retaliation at FTI Consulting FTI Consulting strictly prohibits acts of retaliation against any person for providing information in good faith regarding any conduct that you believe constitutes a violation of law or this Code, or assisting in an investigation. Acting in “good faith” means that you come forward with all of the information you have and believe you are giving a sincere and complete report. In other words, it does not matter whether your report turns out to be true, as long as you deliver it honestly. An individual who makes a report in bad faith, or who retaliates against a person for making a report or participating in an investigation in good faith, may be subject to disciplinary action, up to and including termination, as local law permits. See also FTI Consulting’s Whistleblower Policy 12 FTI Consulting, Inc. CODE OF ETHICS AND BUSINESS CONDUCT | SEPTEMBER 26, 2024

Notice of Whistleblower Rights of Employees Nothing in this Code or other FTI Consulting policy or employee handbook, or in any applicable employment, restrictive covenants, severance, release or other written agreement between an employee and FTI Consulting or its affiliates, (1) prohibits an employee from making reports, charges or complaints of possible violations of law or regulations to a government agency in accordance with any applicable legal whistleblower protection law, even if doing so would require an employee to share confidential or other proprietary information of the Company, (2) prevents an employee from making truthful statements to any such government agency in response to legal process, required governmental testimony or filings or administrative or arbitral proceedings, (3) prohibits an employee from collecting any financial incentives in connection with any of the foregoing activities or (4) requires notification to, or prior approval by, FTI Consulting or its affiliates in connection with any of the foregoing activities. See also FTI Consulting’s Whistleblower Policy. Consequences Violations of our Code, policies or the law may carry serious consequences for the individuals involved and our Company. Those engaging in unethical or illegal behavior, or who otherwise violate our Code and policies, and those who direct, condone, approve or facilitate such behavior, may be subject to disciplinary action, up to and including termination, subject to local laws. Such behavior places all of us at risk of damaged reputation, hinders our professional prospects and may subject us — as individuals and as an institution — to fines and civil or criminal liability. 13 FTI Consulting, Inc. CODE OF ETHICS AND BUSINESS CONDUCT | SEPTEMBER 26, 2024

Respect for Our Colleagues 14 FTI Consulting, Inc. CODE OF ETHICS AND BUSINESS CONDUCT | SEPTEMBER 26, 2024

Diversity For our Company to succeed as a global professional services firm, we must strive to reflect the diversity of the communities in which we operate. That means we must maintain a workplace atmosphere that attracts, develops and retains people from various backgrounds. If we do not treat one another with respect, we will not maintain a comfortable and professional atmosphere. Our professionalism is vital to building our Company’s reputation and retaining our diverse talent base. Together, we must strive to create a workplace that is free from discrimination and harassment. See also your applicable Employee Handbook Equal Opportunity and Nondiscrimination Discriminating against someone for their traits is a violation of our Code, Company policies and, in some cases, the law. Such actions have no place within FTI Consulting. FTI Consulting does not discriminate against others on the basis of race, color, gender, age, sex, sexual orientation or identity, national origin, ethnicity, religion, marital status, pregnancy, physical or mental disability, veteran status or any other classification protected by applicable laws. Our Company makes employment-related decisions based on merit. To be clear, “employment-related decisions” include, but are not limited to, those involving the hiring, placement, promotion, demotion, transfer, training, compensation, benefits and termination of personnel. See also your applicable Employee Handbook Harassment Our Company does not tolerate harassment. Harassment can take many forms, including verbal remarks, physical advances or visual displays, and may come from colleagues, managers, vendors, contractors, clients or third-parties. The legal definition of harassment may vary depending on where we are doing business, but such behavior always has the purpose or effect of creating an intimidating, offensive or demeaning environment for another person. It is a form of discrimination and, as such, has no place at FTI Consulting. It is important to note that harassment can be sexual or non-sexual in nature. By way of example, sexual harassment may include: — Unwanted advances — Inappropriate touching — Sexually suggestive comments or jokes — Requests for sexual favors — Inappropriate comments about another’s appearance Non-sexual harassment may include: — Offensive comments, jokes, or pictures related to race, religion, ethnicity, gender, sexual orientation, age, or any other classification protected by applicable laws — Psychological harassment aimed at causing emotional distress In order to keep harassment out of our workplace, we must be sure that our comments and actions are appropriate and respectful. If you feel that you have experienced or observed any discriminatory or harassing behavior, you are encouraged to disclose the situation to Human Resources, your manager, segment or region leader or the Legal department, immediately. See also FTI Consulting’s Global Employee Handbook 15 FTI Consulting, Inc. CODE OF ETHICS AND BUSINESS CONDUCT | SEPTEMBER 26, 2024

QUESTION Danica was recently awarded a senior position within her department after years of exemplary service. In her previous role, Danica showed strong leadership and ingenuity, helping facilitate necessary developments and offering key recommendations for improvement. She is proud of the work she’s done and feels her promotion is deserved. Kate, one of Danica’s colleagues, was also considered for the position and feels angry that Danica was chosen over her. She proceeds to make comments — both to other FTI Consulting personnel and to Danica herself — that suggest Danica shared an inappropriate personal relationship with the hiring manager. The rumors become more aggressive, and many mischaracterizations of Danica’s character are made. Danica is mortified and Kate’s insinuations are making it difficult for her to focus on her work. What should she do? ANSWER Danica should report the situation to her manager or the Chief Human Resources Officer immediately. Kate is engaging in harassing behavior, succeeding in creating a hostile environment and making Danica uncomfortable. All FTI Consulting personnel deserve to work in a positive, respectful workplace. It is difficult for us to meet our commitments to our Company and other stakeholders if we do not first meet our commitments to each other. False and harassing statements detract from the integrity of our Company’s business and undermine our effectiveness as a team. Danica does not need to endure this harassment. Workplace Relationships A consenting romantic or sexual relationship between a supervisor/manager and an employee, between two colleagues or between a client and employee may lead to complications and difficulties for all concerned: the individuals involved, the Company and any client affected by this relationship. Any such relationship, therefore, may be contrary to the best interests of those involved, others and the Company. Accordingly, the Company strongly discourages such relationships and any conduct that may reasonably be expected to lead to a romantic or sexual relationship. While all such relationships may be problematic, relationships between employees and those in their chain of command are strictly prohibited as they represent a conflict of interest. Please refer to your Employee Handbook for more information regarding workplace relationships and when and how they must be disclosed. See also FTI Consulting’s Global Employee Handbook Upholding Human Rights As part of our commitment to our global community, we uphold individual human rights in all of our operations, and we oppose the use of modern slavery in all forms. This means, in part, that we provide reasonable working hours as well as fair and living wages for those who work on our behalf. FTI Consulting has a zero-tolerance policy for the use of child or forced labor, or human trafficking practices. Further, we will not knowingly do business with subcontractors, business partners or vendors who violate these practices. FTI Consulting could be held accountable for the conduct of these individuals and entities. Therefore, if you have reason to believe any third party is engaging in any of the above practices, report the misconduct immediately. For more information, contact FTI Consulting’s Compliance department. 16 FTI Consulting, Inc. CODE OF ETHICS AND BUSINESS CONDUCT | SEPTEMBER 26, 2024

With respect to labor and employment matters, we adopt and adhere to the following principles set forth in the UN Global Compact: PRINCIPLE 1: Businesses should support and respect the protection of internationally proclaimed human rights. PRINCIPLE 2: Businesses should make sure that they are not complicit in human rights abuses. PRINCIPLE 3: Businesses should uphold the freedom of association and the effective recognition of the right to collective bargaining. PRINCIPLE 4: Businesses should uphold the elimination of all forms of forced and compulsory labor. PRINCIPLE 5: Businesses should uphold the effective abolition of child labor. PRINCIPLE 6: Businesses should uphold the elimination of discrimination in respect of employment and occupation. See also FTI Consulting’s Human Rights Policy; FTI Consulting’s Modern Slavery Statement (UK and Australia) Substance Abuse The work we perform for FTI Consulting requires us to have sharp, clear minds. Therefore, we must never report to work or perform work under the influence of drugs, alcohol or any other substance that may impair our ability to work safely and productively. Our Company prohibits the possession, use, sale, purchase or distribution of any illegal drugs or controlled substances by any employee, member, consultant or contractor on Company premises, during working hours or when conducting Company business. Lawfully prescribed medications are allowed to be used while at work, provided that their use does not adversely affect job performance or our safety. While FTI Consulting may permit limited alcohol use at Company events, you must always use good judgment and exercise moderation in these situations. See also FTI Consulting’s Global Employee Handbook Violence Acts or threats of violence interfere with our commitment to health and safety and will never be tolerated. Any threatening behavior, even if made in a seemingly joking manner, must be reported immediately. Also, weapons are never permitted on any FTI Consulting premises. If you or someone you know is in immediate danger, call local law enforcement authorities immediately. Then, report the matter internally through normal channels. Pornography It is not permissible to possess, distribute or view pornographic material on FTI Consulting property, or use FTI Consulting equipment (including computers) to obtain or view such materials. You are strongly encouraged to report the existence of pornography on the Company’s systems or premises to Human Resources so that appropriate action may be taken, including notification of the proper authorities. See also FTI Consulting’s Policy on Acceptable Use of Technology Resources 17 FTI Consulting, Inc. CODE OF ETHICS AND BUSINESS CONDUCT | SEPTEMBER 26, 2024

Serving Our Clients and Business Partners 18 FTI Consulting, Inc. CODE OF ETHICS AND BUSINESS CONDUCT | SEPTEMBER 26, 2024

Providing Consistent, Quality Services At FTI Consulting, we compete effectively and with enthusiasm. There is no room for unfair or unethical business practices in what we do. We must remain honest in all of our sales, marketing, advertising and business pursuits. We must not take unfair advantage of anyone through manipulation, concealment, abuse of privileged information or any other intentional unfair practices. We must make only factual and truthful statements about FTI Consulting and the exceptional services we offer. We should each be familiar with the marketing and advertising review procedures that apply to our work. QUESTION Julian is making a sales pitch to a major healthcare organization and feels confident about his representation of FTI Consulting’s restructuring services. After his presentation, the floor is open to discussion, and Julian is engaged in a lively, optimistic debate. However, as Julian is adding in his final comments, he misspeaks, prompting an additional question from the potential client, to which he does not know the answer. Not wanting to lose momentum or come across as incompetent, Julian fabricates a response he does not know to be true. Is this acceptable behavior? ANSWER No. Inevitably, we face situations where we may not feel certain about the answers we are expected to provide. The appropriate response to these situations is honesty. Julian should avoid the potential spread of misinformation by amending his previous statement, or agreeing to follow up with the potential client when he has all of the facts. False statements and promises not only affect future business with our clients — they affect FTI Consulting’s reputation for integrity. 19 FTI Consulting, Inc. CODE OF ETHICS AND BUSINESS CONDUCT | SEPTEMBER 26, 2024

Protecting Confidential Information and Observing Careful Communications Practices 20 FTI Consulting, Inc. CODE OF ETHICS AND BUSINESS CONDUCT | SEPTEMBER 26, 2024

Complying with Data Protection Laws Many countries have unique legal requirements governing the use, disclosure and/or privacy of data and information (for example, the EU General Data Protection Regulation (“GDPR”), the U.S. Health Insurance Portability and Accountability Act (“HIPAA”), etc.). We are committed to the consistent application of, and compliance with, data privacy and data protection laws when processing personal data. We are required to ensure that personal information is processed with due care to prevent any misuse of or unauthorized access. All processing of personal data, such as data on employees, business partners, clients and suppliers, must be in compliance with applicable data protection laws and FTI Consulting policies. In addition, we are obliged to ensure that we: — Keep confidential information safe from loss, theft or accidental disclosure. — Implement information security and organizational safeguards designed to protect personal information. — Collaborate with our business partners on ensuring data security and in investigating and responding to data protection breaches, if they occur. More specific information about the use of data and information appear in the sections below and in other FTI Consulting policies. If you are unsure of local requirements, or have other privacy-related questions, you should contact your manager, FTI Consulting’s Global Privacy Director, the Compliance department, the Legal department or, in countries where applicable, a local Data Protection Officer. See also FTI Consulting’s Data Privacy Policy; FTI Consulting’s Information Security Policy; FTI Consulting’s Policy on Acceptable Use of Technology Resources; FTI Consulting’s Incident Response and Reporting Policy; FTI Consulting’s HIPAA Privacy Compliance Policy; regional and local privacy-related policies Protecting Personal Employee Information As FTI Consulting personnel, we recognize and protect the confidentiality of employee medical and personnel information. Such information must not be shared or discussed inside or outside FTI Consulting, except as required by law or appropriate legal process, or in connection with an appropriate, lawful business use or as authorized by the employee. Disclosure of such information to anyone outside FTI Consulting under any other circumstances must be approved by the Global Privacy Director or the Legal department or, in countries where applicable, a local Data Protection Officer. Nothing in this policy is intended to or shall prohibit any non-supervisory employee from discussing the employee’s wages or terms and conditions of employment with any other individual, entity, union or governmental agency. Further, nothing in this policy is intended to or shall prohibit any conduct protected by Section 7 of the U.S. National Labor Relations Act or other applicable labor law, and an employee will not be subject to disciplinary action or other adverse employment action for engaging in such protected activity. Preserving Third-Party Information To uphold our Company’s reputation and best serve our clients, FTI Consulting is committed to protecting the confidentiality and privacy of third-party information as vigilantly as we do our own. This means we must safeguard client and third party information as we would our own confidential information. We must never share non-public information of our clients with a third party or any colleague who does not have a business need to know it. We must also take steps to prevent the accidental disclosure of client and third party information. In the rare event that such a disclosure should occur, we must follow established Company procedures for addressing the situation. Similarly, in the event of a potential data compromise incident, immediately contact Information Security, your segment or region leader and the Legal or Compliance departments. Never share any details about the incident with others, internally or externally, who do not have a business or legal need to know it. 21 FTI Consulting, Inc. CODE OF ETHICS AND BUSINESS CONDUCT | SEPTEMBER 26, 2024

QUESTION Alyssa, a Healthcare Analyst, has a large amount of confidential data pertaining to several of FTI Consulting’s largest clients. The nature of her work requires her to travel frequently, and oftentimes she updates her records electronically while commuting between locations. As her schedule has become increasingly hectic, Alyssa even finds herself discussing client data on calls while at the airport or riding the train. Should she be taking any additional precautions when working with this information? ANSWER Yes. While it may be tempting to conduct FTI Consulting work while commuting, it is important to understand that our conversations in airports, on trains or in other open areas are not private. Anyone may overhear a vital piece of confidential information regarding our clients or our Company. Similarly, others may be able to view private data on our laptops or other electronic devices. In this instance, Alyssa must take steps to limit the information she discusses on calls, never disclosing confidential client information in a place where others may overhear. She must wait until she is in a private location, with a secure network connection or encryption capabilities, before working on sensitive client documents. By taking these steps, we maintain our clients’ trust and protect the integrity of their private information. Protecting FTI Consulting’s Confidential Information Confidential information generated and gathered in our business is a valuable Company asset. Protecting this type of information plays a vital role in FTI Consulting’s success, and it must be maintained in strict confidence, unless otherwise required to be disclosed by law or our Company. Our responsibility to protect proprietary and confidential information continues even after leaving FTI Consulting. This means that you must return all such information in your possession upon your departure. Further, you may never disclose such information to a new employer, no matter how much time has passed since your employment with FTI Consulting has ended. To ensure that FTI Consulting’s confidential information, including its intellectual property, is properly protected, none of us may disclose it to anyone outside of FTI Consulting, except when authorized or legally required to do so. We also cannot discuss this information with colleagues who do not have a business need to know it. Take care not to lose, misplace or leave confidential information (or technologies containing such information) unattended. In addition, never discuss this information where those who do not have a business need to know it might overhear — such as elevators, airport terminals, trains, restaurants and Company break rooms. Prohibition Against Trading on Inside Information While working on behalf of FTI Consulting, you may become aware of material, non-public information about our Company, our clients or other companies. Material, non-public information (also known as “inside information” or “price sensitive information”) is information about a publicly traded company that is not known to the general public and that could influence a typical investor’s decision to buy, sell or hold that company’s securities. Information stops being “non-public” when it has been effectively disclosed to the public and a reasonable waiting period has passed to allow the information to be absorbed by the marketplace. 22 FTI Consulting, Inc. CODE OF ETHICS AND BUSINESS CONDUCT | SEPTEMBER 26, 2024

Buying or selling securities of a company while you possess inside information is a criminal offense in many countries and is prohibited by Company policy. This applies to stock, options, debt securities or any derivative securities of FTI Consulting, Inc., as well as our clients and vendors. Further, you may also commit a criminal offense if you reveal inside information to anyone, including family, household members or friends, and that person then buys or sells securities (or passes the information on to someone else that buys or sells securities). This is commonly known as “tipping” or “tipping off.” FTI Consulting maintains extensive policies on whether and how we may trade in Company and client securities. Your business practice group may adopt additional requirements and restrictions on your personal trading due to your job responsibilities or the laws of the jurisdiction in which you are located. If you have any doubt whether non-public information you possess is material, do not trade on that information, and do not give it to anyone who does not have a legitimate (FTI Consulting) business need to know it, and contact the Compliance department or the Legal department. See also FTI Consulting’s Policy on Inside Information and Insider Trading Coordinating Our Corporate Communications Only authorized persons can speak as representatives of FTI Consulting on matters of Company business. From time to time, we may receive inquiries from representatives in the news media, analysts or investment community regarding, among other things, our clients, our financial results, our business strategy or issues related to employees and other matters. Unless you are specifically designated by FTI Consulting to handle such requests (or unless the request concerns wages or terms and conditions of employment), you should not respond to them. Instead, forward such inquiries to the Head of Marketing, Communications & Investor Relations immediately. Similarly, you should forward all information requests from any government or regulatory body to the Legal department or the Compliance Department immediately (you are not required to do so for requests related to wages or the terms and conditions of employment). You may also receive invitations from professional, industry, media or other groups or organizations — often referred to as “expert networks” — to consult on matters relating to FTI Consulting or the industries and businesses we service. These expert networks may ask us to participate in telephone consultations, in-person meetings or educational events to benefit their clients and other parties. Participation in such activities is generally prohibited (exceptions require written pre-approval from the Compliance department or the General Counsel). See also FTI Consulting’s Policy on Disclosure Controls Social Media Social media affords us many opportunities through which to engage our stakeholders. However, we may use social media — including blogs, podcasts, discussion forums and social networks — for FTI Consulting-related business purposes only when properly authorized, and only as long as such usage and communications comply with our Code. If you do not know whether you have been authorized to use social media for FTI Consulting-related purposes, contact the Head of Marketing, Communications & Investor Relations. Limited personal use of social media is allowed, provided: — Only approved personnel speak for FTI Consulting — Identify yourself as a FTI Consulting employee when personally participating on social networking sites if you are discussing FTI Consulting’s business and related industry topics — Personal recommendations are personal — Personal use of FTI Consulting equipment for social media purposes must comply with applicable policies — Do not accept payment to blog outside of your work for FTI Consulting 23 FTI Consulting, Inc. CODE OF ETHICS AND BUSINESS CONDUCT | SEPTEMBER 26, 2024

If you disclose confidential Company information through social media or networking sites, delete your posting immediately and report the disclosure to the Chief Information Officer, as well as the Compliance department. Due to the highly sensitive nature of our business and the laws that apply to our work, even seemingly harmless disclosures could prove damaging to FTI Consulting or our clients. If you believe you have witnessed or become aware of the inappropriate use of FTI Consulting’s technologies or electronic communications in social media, notify the Head of Marketing, Communications & Investor Relations immediately. If you have any questions about using Company technology resources for social media, consult with FTI Consulting’s Head of Marketing, Communications & Investor Relations. See also FTI Consulting’s Social Media Policy and Acceptable Use Policy 24 FTI Consulting, Inc. CODE OF ETHICS AND BUSINESS CONDUCT | SEPTEMBER 26, 2024

Identifying and Disclosing Personal Conflicts of Interest 25 FTI Consulting, Inc. CODE OF ETHICS AND BUSINESS CONDUCT | SEPTEMBER 26, 2024

All of us are responsible for acting in FTI Consulting’s best interests at all times. As much as possible we must avoid situations in which our personal interests and loyalties are — or appear to be — incompatible with those of our Company or are influenced by personal gain or benefit. Situations that benefit a family member or other related third party should also be avoided. However, these situations — called “conflicts of interest” — do arise on occasion. When this happens, report the conflict immediately. Reporting allows FTI Consulting to mitigate any possible adverse consequences. As a rule, when acting on FTI Consulting’s behalf, we should always put our Company’s interests ahead of our own. Exceptions to conflict of interest situations will only be granted by the express written consent of FTI Consulting’s Chief Risk & Compliance Officer. If you have questions about any of these policies or need to discuss a potential conflict, you should consult with your manager, segment or region leader or the Compliance department. While it is not possible to describe every situation that could give rise to a conflict of interest, some of the more common conflict of interest situations are outlined below. Financial Interests Our Company respects your right to manage your personal finances. However, some outside financial interests may improperly influence — or could appear to influence — your performance at FTI Consulting. This influence may arise, for example, because of the amount of an investment or the particular organization in which you invest, such as an FTI Consulting competitor, client, vendor or other business partner. Subject to other FTI policies and applicable insider trading laws, investing in a client, vendor or competitor may be permissible, but you should consider carefully whether such an investment would generate the appearance of a conflict. You must disclose any such relationships before directly or indirectly investing in or conducting business with such person or entity. Offering and Accepting Gifts and Entertainment Business gifts and entertainment are commonly exchanged to develop and encourage strong working relationships with our clients, vendors and other business partners. In order to avoid even the appearance of a conflict of interest, good judgment and moderation should always serve as our guides in these situations. Giving or receiving a gift or offering entertainment is not an appropriate activity if it creates a sense of obligation, puts us in a situation where we may appear biased or is done with the intent to influence a business decision. “Gifts” are usually goods and services, but can be defined as any item of value. For example, when the person offering a meal or entertainment is not attending the event, it is considered a gift. We may give or accept a gift only when it meets all of the following criteria: — Nominal or otherwise reasonable in value and not lavish (Please check FTI Consulting’s Gifts and Entertainment Policy for specific value limits that apply) — Infrequent — In good taste — Unsolicited — Not cash or cash equivalents, except gift cards worth US$50 (or the local equivalent) or less (and the total amount of gifts cards from any single source in a year cannot exceed this amount in aggregate). The receiving and giving of gift cards is not permissible if it involves public officials — Not restricted or prohibited by the terms of any applicable contract If you are giving the gift, make sure it comports with a client’s gift policy. It is important to be certain of this before giving any gifts. “Entertainment” includes meals and events where both the person offering and the person accepting attend, such as meals or sporting events. The entertainment should advance an FTI Consulting business purpose. Just as with gifts, we may give or accept entertainment only when it fits all of the above standards. 26 FTI Consulting, Inc. CODE OF ETHICS AND BUSINESS CONDUCT | SEPTEMBER 26, 2024

If you are offered or are offering a gift or a form of entertainment that does not meet these guidelines, you must obtain written approval before accepting or giving it by contacting your manager or segment or region leader and FTI Consulting’s Compliance department. Keep in mind that the U.S. Foreign Corrupt Practices Act (the “FCPA”), the UK Bribery Act and other local laws and regulations govern the giving of gifts and entertainment to government officials. The UK Bribery Act and various laws in other jurisdictions also criminalize gifts and payments to private persons under certain circumstances. Please also see the “Adhering to Anti-Corruption Laws” section of this Code — as well as the Anti-Corruption Policy — for more details including preclearance requirements when dealing with government officials. See also FTI Consulting’s Gifts and Entertainment Policy; FTI Consulting’s Anti-Corruption Policy QUESTION Yvonne manages FTI Consulting’s relationships with several healthcare organizations. During the holiday season, one such organization sends Yvonne a traditional gift basket to thank her for her tireless service and dedication to facilitating superior communication. Attached to the basket, however, is an envelope containing a USD50 gift card to a moderately-priced, local restaurant. Yvonne knows that while the basket is likely an acceptable gift, the gift card is a cash equivalent and is therefore prohibited under Company policy. What should she do? ANSWER Yvonne should contact her supervisor or the Compliance department to discuss the gift. While she may be able to retain the gift basket, assuming its retail value is reasonable and such gifts from this organization are infrequent, FTI Consulting’s policy prohibits us from accepting cash or cash equivalents. By reporting the gift, Yvonne allows FTI Consulting to evaluate the gift, and avoids the appearance of accepting a bribe. 27 FTI Consulting, Inc. CODE OF ETHICS AND BUSINESS CONDUCT | SEPTEMBER 26, 2024

Outside Business Activities A conflict of interest may arise if an employee engages in an outside activity that may be inconsistent with FTI Consulting’s business interests. It is our responsibility to avoid situations in which our loyalty to FTI Consulting, or availability to perform our job duties when required, could be compromised. Questions regarding outside activities should be directed to the Compliance department. If you are invited to participate as a member of the board of directors of a for-profit entity, you must notify the Chief Risk & Compliance Officer who will help to analyze the potential for conflict. You must also contact the Compliance department before taking on outside employment in an area in which FTI Consulting provides services or that involve the professional skills you use as an FTI Consulting employee. Your participation in trade associations, professional societies, charitable institutions or quasi-government organizations on a non-compensated basis will generally not give rise to a conflict of interest. However, you should inform the Compliance department if the activity is similar to services provided by FTI Consulting or if it might be contrary to the interests of FTI Consulting or its clients. Business with Friends and Family Members A conflict of interest can also arise if you or your family member has a personal or financial interest in a company that is an FTI Consulting client, potential client, vendor, potential vendor or competitor. A conflict may also arise if you or a family member has an interest in a transaction between or among such parties and FTI Consulting, or an FTI Consulting competitor. The same holds true if you have a family member or related party who works for a competitor or client. If you find yourself in such a situation, remove yourself from the process and report the situation to the Compliance department as well as your supervisor right away. If you are instructed to proceed, you must not use your position to influence the decision, negotiation or contract in a manner that could directly or indirectly benefit you or your family member/friend in any way. QUESTION Adrian has worked for our Company for several years as a consultant. During his tenure, he has compiled a vast amount of critical research and analysis. Currently, Adrian is working with an old friend from his graduate program to launch an independent consulting firm, using data he’s collected and analyzed through his work for our Company and its clients. Since he plans to operate on weekends and after-hours, Adrian believes this will not affect his work for FTI Consulting, and is therefore not a conflict. Is he correct? ANSWER No. While it sounds as though Adrian’s outside employment hours would not affect the amount of time, he is able to devote to FTI Consulting, his business venture still creates a conflict of interest. Not only would Adrian’s independent firm likely be in direct competition with our Company, he would also be misappropriating and making improper use of confidential Company information. At a minimum, Adrian should contact the Consulting department to discuss the situation before acting. 28 FTI Consulting, Inc. CODE OF ETHICS AND BUSINESS CONDUCT | SEPTEMBER 26, 2024

In addition, it is important to avoid directly or indirectly supervising family and friends. When a personal or family relationship between FTI Consulting personnel exists — especially if it is also a reporting relationship — it may appear that the subordinate is receiving preferential treatment or favoritism. For this reason, you should never be placed in a position where you have direct decision-making authority over a family member, or vice versa. Our Company also discourages indirect employment relationships between family members. Remember, we must avoid even the appearance of bias. If such a situation arises, you must disclose the facts to your manager or segment or region leader promptly. See also FTI Consulting’s Global Employee Handbook Corporate Opportunities While performing work on behalf of our Company, we each have a duty to put FTI Consulting’s interests ahead of our own. This means never taking for yourself (or for the benefit of friends and family) opportunities that are discovered in the course of FTI Consulting employment or through our connections at FTI Consulting, or that are developed through the use of corporate property or information, unless FTI Consulting has already been offered the opportunity and informed you in writing that it will not pursue the opportunity. Personal Use of Corporate Property and Corporate Information You should never use FTI Consulting assets, property, information or your position for improper personal gain, or to compete with our Company. You may not divert Company property or Company personnel to work on your outside business interests. This includes using Company letterhead for personal correspondence. 29 FTI Consulting, Inc. CODE OF ETHICS AND BUSINESS CONDUCT | SEPTEMBER 26, 2024

Complying with Laws 30 FTI Consulting, Inc. CODE OF ETHICS AND BUSINESS CONDUCT | SEPTEMBER 26, 2024

We must comply with the laws that apply to us wherever we conduct business. Some of these laws are discussed below. Anti-Corruption Laws We never use, support or promote corrupt practices in the locations where we do business. Many countries have enacted anti-corruption laws and we abide by them wherever we work. These include the U.S. Foreign Corrupt Practices Act (“FCPA”), the UK Bribery Act and other laws, including laws implementing the OECD Convention Against Corruption, the United Nations Convention Against Corruption and local jurisdictional laws and regulations. These laws generally prohibit bribery of “Government Officials,” and some also criminalize bribery of private persons. In general, anti-corruption laws specifically prohibit making, promising, offering or authorizing any bribe or kickback in order to obtain an improper business advantage. Our Company will not tolerate any form of improper payments. Just as we cannot make improper payments on FTI Consulting’s behalf, we also cannot engage an agent or any type of third party to make an improper payment for us. FTI Consulting also prohibits “facilitating payments,” which are small payments made to individual officials to expedite routine government actions. A “bribe” or improper payment can be anything of value, including: — Cash payments — Charitable donations — Loans — Travel expenses — Gifts, meals and entertainment (Please review the “Offering and Accepting Gifts and Entertainment” section of this Code—as well as the Gifts and Entertainment Policy—for additional rules and information, including other situations where gifts and entertainment can raise risks). — Providing employment — Other favors In short, any payment or anything of value given with the intent — or even the apparent intent — to improperly influence decisions, obtain information, obtain or retain business, secure services or induce others to take actions favorable to FTI Consulting, is or might be perceived as bribery, and is never allowed. Anti-corruption laws are complex, and the consequences of violating these laws are severe. For this reason, you should avoid any activity that could be construed as corrupt. Keep in mind that FTI Consulting has an extensive Anti-Corruption Policy, available on FTI Consulting’s website and FTI Atlas, with which we all must be familiar and comply with in full, including certain preclearance requirements with dealing with government officials. Refer to this policy for more information on what constitutes a “bribe,” “kickback,” “government official” and “payment,” as well as other relevant information. You may also discuss any concerns you have relating to anti-corruption laws with the Compliance department or the Legal department. See also FTI Consulting’s Anti-Corruption Policy Abiding by Competition Laws Competition laws (also called “antitrust laws” in some countries) are designed to preserve a level playing field for all businesses. As such, they promote open and fair competition and prohibit any agreement or practice that unreasonably restrains trade. FTI Consulting complies with competition laws wherever we do business. In general, avoid entering into agreements relating to competitively sensitive matters (such as fixing pricing or market share) or with competitors unless you have been specifically authorized to do so by your manager or practice leader in consultation with the Legal department. Violations of competition laws may subject both the individuals involved and our Company to severe consequences. Report any questionable incident regarding competitively sensitive matters to the Compliance department or the Legal department immediately. Abiding by Economic Sanctions Laws Sanctions laws and regulations generally prohibit or limit business dealings with targeted countries, regions, government/regimes, strategic sectors in certain countries and individuals or entities that have engaged in activity that is contrary to the national security or foreign policy interests of the sanctions authority (e.g., human rights abuses, narcotics trafficking, terrorism and proliferation of weapons 31 FTI Consulting, Inc. CODE OF ETHICS AND BUSINESS CONDUCT | SEPTEMBER 26, 2024

of mass destruction). We must comply with sanctions laws and regulations that apply to our work in the jurisdictions where we operate, including sanctions administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”). To this end, we may not: — Conduct any prohibited transaction involving entities, persons or countries included on applicable government sanctions lists. This includes any transaction, directly or indirectly, involving individuals or entities on OFAC’s Specially Designated Nationals and Blocked Persons list (“SDN” list), including those owned 50% or more in the aggregate by an SDN (see https://sanctionssearch.ofac. treas.gov/) or any other applicable lists. — Take Company assets (e.g., laptops or cell phones) or conduct Company business while on travel for personal business to a prohibited country (e.g., Iran). — Travel on Company business to any of the countries subject to applicable sanctions prohibiting such travel without first obtaining clearance from FTI Consulting’s Compliance department. — Retain a third party (e.g., agents, sales representatives, distributors, contractors) to conduct any of the above actions. See also FTI Consulting’s Global Sanctions Policy Abiding by Anti-Boycott Laws Under U.S. law we must not cooperate with any request concerning unsanctioned foreign boycotts or related restrictive trade practices. This means we cannot take any action, furnish any information or make any declaration that could be viewed as participation in an illegal foreign boycott. There are severe penalties for violation of these laws, making them all the more important to follow. FTI Consulting is required to report any suspected boycott requests to the U.S. government. You should immediately notify the Compliance department if you suspect you have received any form of a boycott-related request for information, whether oral or written. Preventing Money Laundering and Terrorist Financing FTI Consulting is dedicated to the fight against money laundering and terrorist financing. These illicit activities have become the focus of considerable attention by governments, international organizations and law enforcement agencies around the world. This is an issue that our Company takes extremely seriously. “Money laundering” is the process by which criminal funds are moved through the financial system in order to hide all traces of their criminal origin. “Terrorist financing” refers to the use of funds that may come from legitimate or criminal sources but are destined for terrorist organizations. It is extremely important that we know and comply with all laws and regulations aimed to halt money laundering and terrorist financing. To do this, we must be vigilant and exercise good judgment when dealing with unusual or suspicious clients or transactions. This, of course, means never alerting an organization or individual with whom you have a relationship of any impending QUESTION Nigel is providing business advice to a client. During the course of the engagement, the client asks Nigel for help in acquiring an Iranian company. Can Nigel provide the requested assistance? ANSWER Nigel should immediately consult with the Compliance department. Iran is subject to broad U.S. sanctions and our ability to accept work that involves Iran is limited. In addition, to the extent new parties are added to an engagement, it may be necessary to run an updated conflicts check. 32 FTI Consulting, Inc. CODE OF ETHICS AND BUSINESS CONDUCT | SEPTEMBER 26, 2024

or ongoing investigation against them. You also have a duty to alert the Compliance department or the Legal department, or, where applicable, the Money Laundering Reporting Officer (MLRO), about any situation that seems inappropriate or suspicious. If you have further questions or concerns, contact the Compliance department. Abiding by Export Control Laws As a global company, we deliver our product offerings and services all over the world. It is therefore critical that we comply carefully with all applicable laws and regulations that regulate our international trading activity. We must understand and follow the laws relating to exports or imports from and to the U.S. and other jurisdictions. An “export” occurs when a product, service, technology or piece of information is shipped to a person in another country. An export can also occur when technology, technical information or software is provided in any way (including verbally, in the case of information) to, for example, a non-U.S. citizen located in either the U.S. or a third country (a similar analysis would apply when applying non-U.S. export controls laws in the applicable countries). Before engaging in exporting activity, you are expected to verify the eligibility of both the location of delivery and the recipient. You also must obtain all required licenses and permits, and pay all proper duties. “Import” activity, or bringing the goods we purchase from a foreign or external source into another country, is also generally subject to various laws and regulations. Specifically, this activity may require the payment of duties and taxes, as well as the submission of certain filings. For more information on prohibited locations, entities or persons generally, please direct any questions or concerns to the Compliance department or the Legal department. 33 FTI Consulting, Inc. CODE OF ETHICS AND BUSINESS CONDUCT | SEPTEMBER 26, 2024

Respect for Our Stockholders and the Public 34 FTI Consulting, Inc. CODE OF ETHICS AND BUSINESS CONDUCT | SEPTEMBER 26, 2024

35 FTI Consulting, Inc. CODE OF ETHICS AND BUSINESS CONDUCT | SEPTEMBER 26, 2024 Protecting Against Fraud and Theft FTI Consulting’s reputation depends on the integrity of all of our actions and dealings. In addition, we are committed to protecting FTI Consulting’s revenue, property and other assets, as well as client and other assets that are entrusted to us. Accordingly, fraud, theft, negligence and waste are never tolerated. This includes asset theft, as well as the falsification of information and financial statement fraud. Any such conduct is considered a disciplinary offense and may result in stronger consequences. Acts of fraud may include the intentional concealment of facts with the purpose of deceiving or misleading others. Fraud may also include: — Misstatements arising from fraudulent financial reporting (such as improper revenue recognition, overstatement of assets or understatement of liabilities) — Misstatements arising from misappropriation of assets (such as wire fraud or fictitious vendors) — Expenditures and liabilities for improper purposes — Fraudulently obtained revenue and assets, or the avoidance of costs and expenses — Fraud in our fulfillment of disclosure obligations — Expense fraud FTI Consulting has created a control environment intended to prevent, detect and mitigate the risk of fraud. We are encouraged to bring to the attention of the Chief Financial Officer any opportunities or motives for fraud not adequately covered by existing controls. Any concerns regarding fraud or financial irregularities should be brought to the immediate attention of the Chief Financial Officer, the Compliance department or the Legal department. Truthful and Accurate Reporting We must each do our part to make certain that the financial documents our Company discloses to the public are both accurate and honest. While it may not seem as though some of the information we generate has an impact on our Company’s financial records, we all play a role in ensuring this important duty is fulfilled. Therefore, every piece of data or information that we submit in Company records — including personnel, time and expense reports by client and jurisdiction, and safety records — must be absolutely honest, accurate and complete. We must follow our Company’s system of internal controls and all applicable accounting requirements when recording this data. We must also submit appropriate engagement and contract documentation, at all times. QUESTION Raquel is responsible for preparing her department’s quarterly financial reports and is generally quick to detect and correct any irregularities. These are usually the result of rushed entries and clerical errors, and don’t often require much of Raquel’s time to fix. This quarter, however, Raquel is noticing persistent irregularities that seem much more complex — even intentional. She finally pinpoints the source of the misreported revenue and has no doubt that these entries are part of a larger fraudulent act. Should she speak up? ANSWER Yes. Raquel has identified a clear pattern of fraud in her team’s financial reporting and must report her suspicions immediately. It is not enough to simply correct the entries, if doing so is even possible. One or more of Raquel’s colleagues is knowingly maintaining improper records, which is behavior that must be corrected and appropriately disciplined. Raquel herself will not face any retaliation for making such a report in good faith, even if the investigation proves that no misconduct occurred.

In addition, we are responsible for reporting financial transactions accurately, completely, fairly and in a timely and understandable manner. We are expected to ensure that the data we provide for the preparation of financial statements, regulatory reports and publicly filed documents complies with all applicable accepted accounting principles, as well as FTI Consulting’s internal control procedures and other applicable disclosure rules. Our stockholders rely on us to fulfill these duties in order to accurately reflect our Company’s operations and financial condition. Anyone who intentionally makes a materially false or misleading report or falsifies financial information — directly or indirectly — is subject to disciplinary action to the fullest extent allowed by law. The same is true of anyone who makes a payment or establishes an account on behalf of FTI Consulting with the understanding that such payment or account will be used in a way other than as described in supporting documentation. See also FTI Consulting’s Policy on Disclosure Controls; FTI Consulting’s Anti-Corruption Policy Records Management and Document Retention Managing our records is a critical component to building trust with our clients, regulators and stockholders. Such records include all electronic, emailed, imaged and paper documents created, received and maintained as evidence or information used by our Company for legal, regulatory, accounting and business purposes. Effectively managing these records allows us to meet our business needs and ensure our records are available when needed. In addition, it helps us comply with all applicable laws and regulations and preserve any relevant documents in case of litigation, audits or investigations. We all must follow the records management practices and policies and retention schedules in the locations where we operate. A “legal hold” applies to records connected with subpoenas seeking information and actual or anticipated litigation or regulatory action. If you are informed that a “legal hold” has been put in place, you must retain and preserve — not destroy — all records that may be responsive until you are advised how to proceed by FTI Consulting’s Legal department. If you become aware of a subpoena or pending or threatened legal or regulatory action, or if you believe that someone has improperly concealed, altered or destroyed a record, you should report it immediately to FTI Consulting’s Legal department. See also FTI Consulting’s Records Retention Policy and Schedule 36 FTI Consulting, Inc. CODE OF ETHICS AND BUSINESS CONDUCT | SEPTEMBER 26, 2024

Protecting FTI Consulting Assets and Property 37 FTI Consulting, Inc. CODE OF ETHICS AND BUSINESS CONDUCT | SEPTEMBER 26, 2024

Proper Expenditures We are all accountable for the proper expenditure of Company funds within our area of responsibility. This includes Company money spent on travel or other business expenses. Please consult FTI Consulting’s expense reimbursement policy, or contact your manager or segment or region leader with any questions you may have. See also FTI Consulting’s Travel & Expense Administration and Reimbursement Policy Protecting Intellectual Property You may have access to FTI Consulting’s intellectual property (“IP”) through the course of your work. This information is considered valuable Company property, and an asset we must protect. It includes “trade secrets” — data that gives FTI Consulting a competitive advantage. Such confidential information could be harmful to our Company if disclosed. This includes information communicated verbally or in writing. Some examples of trade secrets include: — Client lists — Terms and conditions, rates or fees offered to certain clients — Marketing and strategic plans — Financial data — Pricing information and costs — Processes — Technological developments, including information systems and computer software IP also includes intangible property such as copyrights, patents, trademarks, design rights, logos and brands. The law protects our rights to this property as it does other forms of physical property. To the extent permissible by law, the rights to all IP created with Company materials, on Company time, at our Company’s expense or within the scope of our duties belong to FTI Consulting. We must never knowingly infringe upon the intellectual property rights of others. Be especially cautious when using reports or reviews prepared by third parties, preparing QUESTION Samir is a User Experience Designer for FTI Consulting, and a member of an extensive network of design professionals. He often meets with a few of his contacts outside of the office to go over mockups and receive critical feedback in improving his work product. The individuals with whom Samir meets do not conduct business with our Company, but Samir values their outside opinions and does not feel that FTI Consulting’s confidential information is being compromised in any way. Is his assumption correct? ANSWER No. The work that Samir performs on behalf of FTI Consulting — including any comps or mockups he creates — is considered Company property. Due to the proprietary nature of these materials, Samir should not be sharing them with outside parties who do not have a business need to see them. Doing so — even with trusted contacts — could put our Company’s confidential information at risk. Instead, Samir should talk to his manager about obtaining feedback internally within an authorized group setting. 38 FTI Consulting, Inc. CODE OF ETHICS AND BUSINESS CONDUCT | SEPTEMBER 26, 2024

advertising or promotional materials that use the name, logo or printed materials of another company or when operating a software program on an FTI Consulting computer. Using FTI Consulting Technology Resources We are all responsible for properly and appropriately using FTI Consulting technology resources, including the e-mail system, the Internet and Company-issued mobile devices and computers. The technology and hardware that our Company provides to us, or gives us access to use, is FTI Consulting property. Incidental personal use of such resources is allowed as long as the usage does not interfere with your job performance or the performance of any other FTI Consulting employees, and would not otherwise harm the Company. Because these technology resources belong to FTI Consulting, subject to applicable law, you should not have any expectation of privacy while they are assigned to your care, even for personal use. This includes e-mail and instant messages and anything you create, store, send or receive on the technology resources. While our Company does not actively monitor our personal communications, it may access e-mails and other personal information as local laws permit. FTI Consulting may also monitor the use of its technologies to the extent allowed by law. As a rule, when using any Company technology resources, we should always conduct ourselves professionally and courteously. In addition to following all discrimination and harassment policies, we may not use the technology resources to solicit for religious or political causes, commercial enterprises, outside organizations or other activities that are unrelated to our responsibilities at FTI Consulting. E-mail and other electronic communications generated on FTI Consulting computer networks are subject to discovery in litigation or a regulatory inquiry, as applicable local laws provide. We should exercise due care and common sense in all of our electronic communications. Violation of these policies may be grounds for discipline, including possible termination, as local laws permit. Additional questions about the appropriate use of the FTI Consulting technology resources should be directed to your manager or the enterprise information security and privacy team. See also FTI Consulting’s Acceptable Use Policy QUESTION Leila, who works in accounting, has informed her colleagues of a recent fundraiser for her son’s after-school program. Having received little support by word of mouth, Leila has decided to launch an e-mail campaign to garner additional donations. She sends out a daily email to her team, including testimonials from other donors and a lengthy personal appeal. It’s for a good cause, and Leila is not a manager, so there is no added pressure on FTI Consulting personnel. Is Leila allowed to do this? ANSWER No. FTI Consulting’s technology resources must not be used to solicit for this cause. Leila does not need to hold a management role for her actions to produce unwanted pressure on her colleagues. Sending out e-mail reminders to her team — especially in excess — is an inappropriate use of Company e-mail and time, and is likely distracting to her team. Leila should solicit her son’s fundraiser in her personal time, and avoid pressuring her colleagues to contribute. 39 FTI Consulting, Inc. CODE OF ETHICS AND BUSINESS CONDUCT | SEPTEMBER 26, 2024

Our Role in the Community 40 FTI Consulting, Inc. CODE OF ETHICS AND BUSINESS CONDUCT | SEPTEMBER 26, 2024

Contributions We have the power to make a positive difference in the communities where we live and work through our volunteer and charitable activities. While we are encouraged to support our communities by making personal charitable contributions, if you wish to give on behalf of FTI Consulting, you must never do so in an effort to improperly gain or retain a business advantage. You must also obtain all proper approvals prior to making a donation on behalf of FTI Consulting. For more information on the proper procedures for donations and obtaining approval, consult the “Donations to Charities” section of the Anti-Corruption Policy, your practice leader or the Compliance department. See also FTI Consulting’s Anti-Corruption Policy; FTI Consulting’s Charitable Giving and Matching Gift Policy Political Contributions and Campaigning As employees, we may participate in the political process in our own time and in compliance with local laws. However, these activities are subject to many rules around the world. Therefore, no Company funds, assets, services, time, equipment or facilities may be contributed, whether directly or indirectly, to any politician, candidate for political office, political party, political action committee or political cause without the prior written approval of FTI Consulting’s Chief Executive Officer. This applies to resources that may even appear to be an endorsement or contribution. This policy also applies regardless of whether you think that the laws of a particular country allow your activities. You should direct any questions to the Compliance department. For more information, consult the “Political Contributions” section of the Anti-Corruption Policy. See also FTI Consulting’s Anti-Corruption Policy Lobbying Lobbying activities may require disclosure and may be subject to specific rules. The term “lobbying” covers many kinds of activity. You may be engaged in lobbying if your work involves: — Contacts with legislators, regulators, executive branch officials or their staffs — Communications with government officials — Efforts to influence legislative or administrative action — Providing gifts or entertainment to government officials If you intend to engage in lobbying work on behalf of FTI Consulting, as opposed to a client engagement within and subject to internal procedures of your practice, you must discuss any such activities with the Compliance department. Employing Sustainable Practices We demonstrate our dedication to the communities where we work by considering the environment in all of our business activities. We aim to act as environmental stewards when conducting business on our Company’s behalf. This means that we must comply with all applicable environmental laws and regulations, as well as any guidelines set forth by our Company. We show our respect for the environment by striving to minimize any environmental hazards, conserve and protect natural resources and manage our use of energy and other resources responsibly. See also FTI Consulting’s Environmental Responsibility Policy 41 FTI Consulting, Inc. CODE OF ETHICS AND BUSINESS CONDUCT | SEPTEMBER 26, 2024

Waivers and Amendments of Our Code 42 FTI Consulting, Inc. CODE OF ETHICS AND BUSINESS CONDUCT | SEPTEMBER 26, 2024

Our Code and other policies apply equally to all worldwide employees, members, officers and outside directors of FTI Consulting. As such, waivers of our Code for executive officers or directors are made only in extremely limited circumstances. Waivers for officers and non-employee directors of FTI Consulting, Inc. must be approved in advance by the Board of Directors or a Committee of the Board that has been delegated that authority, and then promptly disclosed to stockholders as required by applicable SEC rules and regulations and the law. Only the Chief Executive Officer of FTI Consulting, Inc. may grant waivers to other FTI Consulting employees. 43 FTI Consulting, Inc. CODE OF ETHICS AND BUSINESS CONDUCT | SEPTEMBER 26, 2024

555 12th Street NW, Suite 700 Washington, D.C. 20004 +1 202.312.9100 FTI Consulting is an independent global business advisory firm dedicated to helping organizations manage change, mitigate risk and resolve disputes: financial, legal, operational, political & regulatory, reputational and transactional. FTI Consulting professionals, located in all major business centers throughout the world, work closely with clients to anticipate, illuminate and overcome complex business challenges and opportunities. © 2024 FTI Consulting, Inc. All rights reserved. fticonsulting.com